Exhibit 99.1

NEWS RELEASE

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney /Becky Barckley
(Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (ET) MONDAY, NOVEMBER 8, 2010

LP Reports Third Quarter 2010 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the third quarter of 2010, which included the following:

•	Total sales for the third quarter of $323 million were up 4 percent versus a year ago.

•	Loss from continuing operations of $31 million, or $0.23 per diluted share.

•	Adjusted loss (non-GAAP) from continuing operations of $12 million, or $0.09 per diluted share

•	Adjusted EBITDA from continuing operations for the third quarter was $4 million compared to $11 million in the third quarter of 2009.

“In the third quarter, we saw a transition to a housing market without tax credits,” said Rick Frost, Chief Executive Officer. “The channel adjusted inventories downward with very slow building activity in July and August. Activity did increase slightly in September.”

THIRD QUARTER RESULTS

For the quarter ended September 30, 2010, LP reported net sales of $323 million, an increase from $311 million in the third quarter of 2009. For the third quarter, the company reported an operating loss of $16 million as compared to a loss in the third quarter of 2009 of $8 million.

For the third quarter of 2010, LP reported a loss from continuing operations of $31 million, or $0.23 per diluted share, as compared to a loss from continuing operations of $13 million, or $0.12 per diluted share for the third quarter of 2009.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2010, LP reported net sales of $1.1 billion, an increase from $783 million in the first nine months of 2009. For the first nine months of 2010, the company reported an operating income of $10 million as compared to a loss in the comparable period of 2009 of $83 million. Adjusted EBITDA from continuing operations for the first nine months of 2010 was $81 million compared to a $25 million loss in the first nine months of 2009.

LP — Page 1 of 9

For the first nine months of 2010, LP reported loss from continuing operations of $30 million, or $0.23 per diluted share, as compared to a loss of $70 million, or $0.67 per diluted share, for the first nine months of 2009.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed two other facilities due to market conditions. The OSB segment reported net sales for the third quarter of 2010 of $140 million, up 14 percent compared with $123 million of net sales in the third quarter of 2009. For the third quarter of 2010, the OSB segment reported an operating loss of $5 million compared with an operating loss of $6 million in the third quarter of 2009. For the third quarter, adjusted EBITDA from continuing operations for this segment was comparable to the third quarter of 2009. For the third quarter of 2010 as compared to the third quarter of 2009, sales volumes were up 4 percent and sales price increased by 9 percent. The increase in sales price accounted for approximately a $10 million dollar increase in both operating results and adjusted EBITDA from continuing operations. Offsetting the improvement in operating results was the increase in our Canadian dollar denominated manufacturing costs due to the strengthening of the Canadian dollar and certain raw materials.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide siding as well as LP’s prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $104 million in the third quarter of 2010, a decrease of 8 percent from $113 million in the year-ago third quarter. For the third quarter of 2010, the Siding segment reported operating income of $9 million compared to $16 million in the year-ago quarter. For the third quarter, LP reported $13 million in adjusted EBITDA from continuing operations, a decrease of $8 million as compared to the third quarter of 2009.

In the third quarter of 2010, sales declined across all regions due to customers balancing inventory with slower demand. Volumes were lower while sales prices rose slightly.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP segment sales in the third quarter of 2010 totaled $38 million, a decrease of 21 percent from $48 million in the year-ago quarter. Operating losses decreased to $5 million for the third quarter of 2010 from $6 million for the third quarter of 2009. For the third quarter, adjusted EBITDA from continuing operations improved slightly as compared to the third quarter of 2009.

Although volumes were significantly lower compared to the same quarter last year, operating results improved slightly due primarily to higher sales prices which were offset in part by higher raw material costs.

LP — Page 2 of 9

COMPANY OUTLOOK

“Our outlook for the short-term has not changed much from last quarter. We continue to believe the recovery in housing construction will be erratic,” Frost continued. “The timing and strength of the upturn will be determined by the speed with which vacant homes for sale are sold and household formations occur enabled by job recovery,” Frost concluded.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LP — Page 3 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales	$322.5	$310.5	$1,066.2	$783.4

Income (loss) from operations	$(15.9)	$(8.1)	$10.3	$(82.8)

Income (loss) before income taxes and equity in loss of unconsolidated affiliates	$(43.6)	$(20.4)	$(40.3)	$(107.3)

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, (gain) loss on early debt extinguishment and other than temporary investment impairment	$(12.2)	$(14.0)	$(10.1)	$(74.9)

Income (loss) from continuing operations	$(30.9)	$(12.5)	$(29.8)	$(70.0)

Net income (loss) attributable to LP	$(32.0)	$(12.3)	$(32.2)	$(72.1)

Net income (loss) per share - basic	$(0.24)	$(0.12)	$(0.25)	$(0.70)

- diluted	$(0.24)	$(0.12)	$(0.25)	$(0.70)
Average shares outstanding (in millions)

Basic	131.1	103.4	128.5	103.2

Diluted	131.1	103.4	128.5	103.2

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net, (gain) loss on early debt extinguishment and other than temporary investment impairment:

Income (loss) from continuing operations	$(30.9)	$(12.5)	$(29.8)	$(70.0)

Other than temporary investment impairment	16.9	0.1	16.9	1.8
(Gain) loss on early extinguishment of debt	—	0.2	—	(0.4)
(Gain) loss on sale or impairment of long-lived assets	0.9	(1.2)	2.1	(2.1)
Other operating credits and charges, net	2.3	(1.6)	2.8	(7.3)

	20.1	(2.5)	21.8	(8.0)

(Provision) benefit for income taxes on above items	(1.4)	1.0	(2.1)	3.1

	18.7	(1.5)	19.7	(4.9)

Adjusted loss (non-GAAP) from continuing operations	$(12.2)	$(14.0)	$(10.1)	$(74.9)

Per share - basic	$(0.09)	$(0.14)	$(0.08)	$(0.73)
Per share - diluted	$(0.09)	$(0.14)	$(0.08)	$(0.73)

LP — Page 4 of 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$322.5	$310.5	$1,066.2	$783.4

Operating costs and expenses:
Cost of sales	291.1	273.1	905.4	732.9
Depreciation, amortization and cost of timber harvested	18.7	22.2	61.5	60.2
Selling and administrative	25.4	26.1	84.1	82.5
(Gain) loss on sale or impairment of long-lived assets, net	0.9	(1.2)	2.1	(2.1)
Other operating credits and charges, net	2.3	(1.6)	2.8	(7.3)

Total operating costs and expenses	338.4	318.6	1,055.9	866.2

Income (loss) from operations	(15.9)	(8.1)	10.3	(82.8)

Other than temporary investment impairment	(16.9)	(0.1)	(16.9)	(1.8)
Interest expense, net of capitalized interest	(15.3)	(21.0)	(49.8)	(55.8)
Investment income	4.9	8.0	15.1	22.4
Foreign currency gains (losses)	(0.4)	1.0	1.0	10.3
Early debt extinguishment	—	(0.2)	—	0.4

Non-operating income (expense)	(27.7)	(12.3)	(50.6)	(24.5)

Income (loss) from continuing operations before taxes and equity in losses of unconsolidated affiliates	(43.6)	(20.4)	(40.3)	(107.3)
Provision (benefit) for income taxes	(16.4)	(10.5)	(14.0)	(45.8)
Equity in (income) loss of unconsolidated affiliates	3.7	2.6	3.5	8.5

Income (loss) from continuing operations	(30.9)	(12.5)	(29.8)	(70.0)

Loss from discontinued operations before taxes	(1.3)	(0.4)	(3.6)	(4.8)
Benefit for income taxes	(0.5)	(0.2)	(1.4)	(1.9)

Loss from discontinued operations	(0.8)	(0.2)	(2.2)	(2.9)

Net income (loss)	(31.7)	(12.7)	(32.0)	(72.9)

Less: Net income (loss) attributed to non-controlling interest	0.3	(0.4)	0.2	(0.8)

Net income (loss) attributed to Louisiana-Pacific Corporation	$(32.0)	$(12.3)	$(32.2)	$(72.1)

Net income (loss) per share of common stock (basic and diluted):
Income (loss) from continuing operations	$(0.23)	$(0.12)	$(0.23)	$(0.67)
Loss from discontinued operations	(0.01)	(0.00)	(0.02)	(0.03)

Net income (loss) per share	$(0.24)	$(0.12)	$(0.25)	$(0.70)

Average shares of stock outstanding - basic and diluted	131.1	103.4	128.5	103.2

Amounts attributed to LP Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(31.2)	$(12.1)	$(30.0)	$(69.2)
Income (loss) from discontinued operations, net of tax	(0.8)	(0.2)	(2.2)	(2.9)

	$(32.0)	$(12.3)	$(32.2)	$(72.1)

LP — Page 5 of 9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$382.1	$394.1
Receivables	81.7	59.9
Income tax receivable	18.0	52.7
Inventories	147.7	140.4
Prepaid expenses and other current assets	7.8	6.2
Deferred income taxes	—	1.4
Current portion of notes receivable from asset sales	—	115.1
Assets held for sale	65.8	69.1

Total current assets	703.1	838.9

Timber and timberlands	47.7	50.6
Property, plant and equipment, at cost	2,097.6	2,081.1
Accumulated depreciation	(1,175.2)	(1,116.6)

Net property, plant and equipment	922.4	964.5
Notes receivable from asset sales	533.5	533.5
Long-term investments	36.6	26.3
Restricted cash	15.7	20.8
Investments in and advances to affiliates	112.1	138.5
Deferred debt costs	10.8	13.2
Other assets	28.2	26.6
Long-term deferred tax asset	4.6	7.4

Total assets	$2,414.7	$2,620.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$0.1	$60.3
Current portion of limited recourse notes payable	—	113.4
Short-term notes payable	—	0.4
Accounts payable and accrued liabilities	122.5	123.0
Current portion deferred taxes	1.7	—
Current portion of contingency reserves	7.0	10.0

Total current liabilities	131.3	307.1

Long-term debt, excluding current portion:	712.7	706.3

Contingency reserves, excluding current portion	29.0	30.8
Other long-term liabilities	117.5	137.2
Deferred income taxes	161.3	164.3
Redeemable non-controlling interest	21.9	21.1
Stockholders’ equity:
Common stock	144.8	139.7
Additional paid-in capital	558.1	562.4
Retained earnings	869.9	902.1
Treasury stock	(279.9)	(286.1)
Accumulated comprehensive loss	(51.9)	(64.6)

Total stockholders’ equity	1,241.0	1,253.5

Total liabilities and stockholders’ equity	$2,414.7	$2,620.3

LP — Page 6 of 9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31.7)	$(12.7)	$(32.0)	$(72.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and cost of timber harvested	18.7	22.2	61.5	60.2
(Gain) loss of unconsolidated affiliates	3.7	2.6	3.5	8.5
Other operating charges and credits, net	(0.8)	1.1	1.9	3.9
(Gain) loss on sale or impairment of long-lived assets	0.9	(1.2)	2.1	(2.1)
Other than temporary investment impairment	16.9	0.1	16.9	1.8
Stock based compensation expense related to stock plans	1.7	1.5	7.0	5.5
Exchange (gain) loss on remeasurement	0.2	2.3	0.4	(4.7)
Cash settlement of contingencies	(5.0)	(1.7)	(8.4)	(10.7)
Other adjustments	(2.3)	(3.8)	1.3	(1.1)
Pension expense (in excess of payments)	(8.7)	2.9	(5.3)	6.7
Decrease (increase) in receivables	31.2	(1.6)	(19.5)	(32.9)
Decrease (increase) in income tax receivables	(2.7)	0.8	34.7	75.4
Decrease (increase) in inventories	17.5	4.5	(6.7)	43.0
Decrease (increase) in prepaid expenses	0.7	(2.1)	(0.9)	2.5
Increase (decrease) in accounts payable and accrued liabilities	(12.6)	(10.9)	(4.0)	0.8
Increase (decrease) in deferred income taxes	(18.3)	(13.8)	(7.5)	(50.8)

Net cash provided by (used in) operating activities	9.4	(9.8)	45.0	33.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(6.1)	(2.0)	(11.5)	(6.7)
Reimbursements from (investments in and advances) to joint ventures	—	2.7	6.1	1.3
Proceeds from sale of assets	0.3	2.0	1.5	7.2
Receipt of proceeds from notes receivable	—	—	115.1	—
Proceeds from sales of investments	—	1.4	—	22.9
Decrease in restricted cash under letters of credit	(0.1)	(0.4)	5.1	37.2
Other investing activities, net	—	0.2	—	0.2

Net cash provided by (used in) investing activities	(5.9)	3.9	116.3	62.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long term debt	—	—	—	281.3
Repayment of limited recourse notes payable	—	—	(113.4)	—
Repayment of long term debt	(60.3)	(13.3)	(60.7)	(149.6)
Payment of debt issuance fees	—	—	—	(15.5)
Net borrowings under revolving credit lines and short term notes payable	—	0.2	—	0.2
Sales of common stock	—	132.3	—	132.3

Net cash provided by (used in) financing activities	(60.3)	119.2	(174.1)	248.7

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1.8	1.8	0.8	(1.8)

Net increase (decrease) in cash and cash equivalents	(55.0)	115.1	(12.0)	342.1
Cash and cash equivalents at beginning of period	437.1	324.7	394.1	97.7

Cash and cash equivalents at end of period	$382.1	$439.8	$382.1	$439.8

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LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

Dollar amounts in millions	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales:
OSB	$139.5	$122.6	$473.3	$292.5
Siding	104.5	113.0	324.5	291.5
Engineered Wood Products	37.9	47.7	142.4	113.5
Other	41.3	27.2	130.2	85.9
Less intersegment sales	(0.7)	—	(4.2)	—

	$322.5	$310.5	$1,066.2	$783.4

Operating profit (loss):
OSB	$(5.0)	$(5.8)	$38.4	$(48.4)
Siding	9.3	16.1	39.6	24.8
Engineered Wood Products	(4.9)	(6.2)	(15.8)	(24.0)
Other	0.7	0.2	4.4	2.3
less intersegment profits	0.5	—	—	—
Other operating credits and charges, net	(2.3)	1.6	(2.8)	7.3
Gain (loss) on sale or impairment of long-lived assets	(0.9)	1.2	(2.1)	2.1
General corporate and other expenses, net	(17.0)	(17.8)	(54.9)	(55.4)
Foreign currency gains (losses)	(0.4)	1.0	1.0	10.3
Gain on early debt extinguishment	—	(0.2)	—	0.4
Other than temporary impairment of investments	(16.9)	(0.1)	(16.9)	(1.8)
Investment income	4.9	8.0	15.1	22.4
Interest expense, net of capitalized interest	(15.3)	(21.0)	(49.8)	(55.8)

Income (loss) from continuing operations before taxes	(47.3)	(23.0)	(43.8)	(115.8)
Provision (benefit) for income taxes	(16.4)	(10.5)	(14.0)	(45.8)

Income (loss) from continuing operations	$(30.9)	$(12.5)	$(29.8)	$(70.0)

LP — Page 8 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Oriented strand board, million square feet 3/8” basis (1)	762	789	2,271	1,870

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	52	54	154	154

Wood-based siding, million square feet 3/8” basis	146	194	575	540

Engineered I-Joist, million lineal feet (1)	12	21	55	46

Laminated veneer lumber (LVL) and Laminated strand lumber (LSL), thousand cubic feet	1,120	1,450	4,509	3,564

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.

LP — Page 9 of 9